NATION ENERGY INC.

RPO Box 60610 Granville Park

Vancouver, British Columbia

Canada  V6H 4B9

Tel: 604-331-3399

Nation Energy Inc. Announces Revocation of Cease Trade Order

VANCOUVER, November 18, 2014 – Nation Energy Inc. (the “Company”) (OTCBB: NEGY) is pleased to announce that the British Columbia Securities Commission has revoked the cease trade order issued against the Company on August 21, 2009.

As previously disclosed, the Company is party to an agreement with Paltar Petroleum Limited, an Australian company, whereby it proposes to acquire exploration acreage and development permits in respect of land located in Australia.  The Company is currently negotiating an amendment to that agreement pursuant to which it hopes to expand the acreage to be acquired and set a new timetable for completion of the transaction.  A more comprehensive discussion of the existing agreement and the transaction is included in the Company’s continuous disclosure documents filed on EDGAR and SEDAR.

For further information, please contact the Company at 604-331-3399.